EXHIBIT 99.1

                 MDI Announces Appointment of New Board Member

           James M. Vandevere, Chairman and CEO of Stratis Authority,
                             Appointed to MDI Board

    SAN ANTONIO--(BUSINESS WIRE)--Feb. 1, 2007--MDI, Inc.
(NASDAQ:MDII), the leading provider of Unified Technology(TM) solutions for the security industry, today announced the appointment of James M. Vandevere to its Board of Directors.

    Mr. Vandevere is currently Chairman and CEO of Stratis Authority, an Orlando, Florida-based holding company specializing in the security market with global operating entities reaching across multiple sectors of the physical security industry. Mr. Vandevere has over 25 years of operations, executive management, venture capital and private equity experience in the Manufacturing, Fiber Optics, Software, Information Technology and Telecommunications Industries. His experience includes serving as a key member of the management team at Ciena Corporation, where he assisted in growing the company into a major player in the telecommunications market after a successful initial public offering
(IPO).

    He has served as an executive with Qtera Corporation, where his contributions led to the company's successful sale in one of the largest start-up acquisitions in the history of the telecommunications industry. Throughout his career, Mr. Vandevere has also served as chief executive and board member for a broad range of successful business organizations including Cenetec Ventures, where he participated in the acquisition and re-vitalization of a $253 million service company while commercializing Cenentec's technology division, and Ionic, a provider of end-to-end management software for the SME market.

    In welcoming Mr. Vandevere, MDI CEO and Board Member J. Collier Sparks stated, "Jim brings a wealth of valuable business and financial market experience to MDI. His extensive, hands-on experience in building successful technology businesses from the ground up will be a tremendous asset to us as we continue to move our company forward. He has a keen understanding of both the security industry and the information technology market, which should further strengthen our unified IP-based offerings and convergence leadership in the future. We are very glad that he has accepted the offer to join our team."

    "Over the course of a few short years, Mr. Sparks and the entire MDI management team have done a tremendous job in emerging from the organizational re-building stage into an award-winning security products and professional services firm that is in a position to become a forerunner in the security industry," said Jim Vandevere. "The combination of market-leading technology and breadth of capabilities within the company's management infrastructure make this a great opportunity for me to add my business knowledge and experience to a winning team. I look forward to assisting MDI in achieving the next level of financial success and industry leadership," he added.

    Stratis Authority is part of a $1 billion global private equity operating firm specializing in identifying and investing in businesses that offer best-in-class products, services and solutions. Stratis Authority and now MDI are part of the firm's integrated partner network comprised of over 70 portfolio businesses in multiple vertical markets including Insurance, Construction, Real Estate Development, Software Development, HR Services, Global Consulting, Electronic Communications, Information Technology and Security.

    Stratis Authority is founder and developer of the Learn Safe(TM) program, which was designed to address the security issues faced in our nation's school systems.

    About Learn Safe(TM)

    The Learn Safe program, developed by Stratis Authority, offers a variety of security core competencies to educational institutions across the United States. The program identifies problems faced by teachers and administrators in a format that is tailored to each locality and strives to minimize the visible infrastructure usually associated with traditional high-security systems (i.e., detectors, physical screening and armed security officers). The program's goal is to empower school administrators and teachers with an integrated suite of tools to support their current security requirements while assisting staff members in minimizing risks by identifying security threats in time to prevent future incidents. Offerings include Total Security Site Surveys (Risk Assessments, Layered Security Control, Perimeter and Barriers, Security Training), Data and Information Capture (Fully Integrated Access, Video and Intrusion Detection Systems, Video Analytics, Enterprise Scalable Security Solutions), Access and Security (ID, Credentialing, Visitor Control, People Counting), HR Solutions (Full Background & Records Checks, Fingerprint Checks, Drug Testing), Security Staffing and Local First Responder Coordination (Emergency Planning, Security Policies & Procedures). For more information on Learn Safe, please visit www.learnsafe.org.

    About MDI, Inc.

    MDI (NASDAQ:MDII) manufactures security technology solutions designed to protect people, facilities and assets. These solutions are unified by ONE Technology. ONE Technology unifies security point products, systems and subsystems into a common management platform. Far beyond the Integrated Security Management software promoted by industry competitors, ONE delivers an open architecture environment that adapts each individual application and device into its platform - promoting global collaboration as ONE system. The MDI product family currently protects over 8 million alarm points across the globe for many of the world's most recognized organizations including Microsoft, MBNA Worldwide, John Deere, Pepsi, FBI, TSA, Fidelity Investments, Bureau of Engraving & Printing, American Express, Department of Defense, IRS, Disney, Smithsonian Institution and MIT to name a few. For more information on MDI or its diversified line of security products, please visit www.mdisecure.com.

    Forward-Looking and Cautionary Statements

    Except for historical information and discussions contained herein, certain statements included in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included in this document, other than statements of historical fact, that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "project," "forecast," "plan," "may," "will," "should," "expect"and other words of similar meaning.

    CONTACT: MDI, Incorporated, San Antonio
             Investor Relations:
             Richard A. Larsen, 210-582-2664
             Richard.Larsen@mdisecure.com
             or
             Media:
             Michael M. Garcia, 210-477-5400
             Mike.Garcia@mdisecure.com